SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  JULY 2, 1996
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                          BRAUN'S FASHIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   DELAWARE                        0-19972                        06-1195422
(STATE OR OTHER            (COMMISSION FILE NUMBER)              (IRS EMPLOYER
JURISDICTION OF                                                   IDENTIFICA-
INCORPORATION)                                                     TION NO.)


                             2400 XENIUM LANE NORTH
                            PLYMOUTH, MINNESOTA 55441
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (612) 551-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                          BRAUN'S FASHIONS CORPORATION
                          COMMISSION FILE NO.: 0-19972



Item 3.  Bankruptcy or Receivership.

         On July 2, 1996, Braun's Fashions Corporation, a Delaware corporation, together with its wholly-owned operating subsidiary, Brauns Fashions, Inc. (collectively, the "Registrant") filed in the United States Bankruptcy Court for the District of Delaware a petition for reorganization under Chapter 11 of title 11 of the United States Code, Case Number 96-1030(HSB) (the "Chapter 11 Filing"). The Registrant is managing its business as debtor-in-possession subject to Court approval for certain actions of the Registrant. The Registrant has also received an interim debtor-in-possession financing facility of $10,000,000 with Norwest Bank Minnesota, N.A. under a revolving Credit and Security Agreement to ensure that the Registrant can continue operating in the ordinary course of business. See the press release dated July 2, 1996 filed as
Exhibit 99.1 hereto and incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         10.1 Revolving Credit and Security Agreement dated as of July 8, 1996 and between Braun's Fashions, Inc. and Norwest Bank Minnesota, National Association.

         10.2 Guaranty dated as of July 8, 1996 by and between Braun's Fashions Corporation and Norwest Bank Minnesota, National Association.

         10.3 Revolving Note dated as of July 8, 1996 by and between Braun's Fashions, Inc. And Norwest Bank Minnesota, National Association.

         99.1 Registrant's press release dated July 2, 1996 relating to the filing of the Registrant's plan of reorganization.



                                   * * * * * *



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 1996

BRAUN'S FASHIONS CORPORATION
(Registrant)


By:  ________________________
     Stephen W.  Clark
     Vice President and
     Chief Financial Officer